Exhibit 10.15

INDEMNITY AGREEMENT

THIS INDEMNITY AGREEMENT (the “Agreement”) is made and entered into as of September 24, 2018 (the “Effective Date”) between Roan Resources, Inc., a Delaware corporation (the “Company”), and Evan Lederman (the “Indemnitee”).

WITNESSETH THAT:

A. Experienced and competent persons have become more reluctant to serve companies as directors, managers or officers unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the entity;

B. The Board of Directors of the Company (the “Board”) has determined that, in order to attract and retain qualified individuals, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities. The Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company, as each may be amended from time to time (the “Organizational Documents”), require indemnification of the officers, managers and directors of the Company. The Organizational Documents state that the indemnification provisions contained therein are in addition to any other indemnification rights of the Indemnitee under any other agreement;

C. Section 145 of the General Corporation Law of Delaware permits the Company to indemnify and advance defense costs to its officers and directors and to indemnify and advance expenses to persons who serve at the request of the Company as directors, officers, employees, or agents of other corporations or enterprises;

D. It is reasonable, prudent and necessary for the Company to contractually obligate itself to indemnify, and to advance Expenses on behalf of, such persons so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified;

E. This Agreement is supplemental to the Organizational Documents of the Company and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of the Indemnitee thereunder;

F. The Indemnitee is willing to serve, or to continue to serve, or to take on additional service for, the Company or its affiliates or other Enterprise (as defined below) as a director on condition that the Indemnitee be indemnified, and in consideration for being indemnified, as provided for in this Agreement.

NOW, THEREFORE, in consideration of the Indemnitee’s agreement to serve or continue to serve as a director after the date hereof, the parties hereto agree as follows:

1. Definitions. For purposes of this Agreement:

(a) “Chancery Court” means the Delaware Court of Chancery.

(b) “Change of Control” means a change in control of the Company occurring after the Effective Date of a nature that would be required to be reported in response to Item 5.01 of Current Report on Form 8-K (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934 (the “Act”), whether or not the Company is then subject to such reporting requirement; provided, however, that, without limitation, a Change of Control shall be deemed to have occurred if after the Effective Date (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Act) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing greater than fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such person attaining such percentage; (ii) the Company is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

(c) “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

(d) “Enterprise” shall mean the Company and any other limited liability company, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that the Indemnitee is or was serving at the express written request of the Company as a director, manager, officer, employee, agent or fiduciary.

(e) “Enterprise Fiduciary” means a person who is or was serving as a director, manager, officer, employee or agent of an Enterprise, or, while serving as a director, manager, officer, employee or agent of an Enterprise, is or was serving as a tax matters partner of the Company or, at the request of the Company, as a director, manager, officer, tax matters partner, employee, partner, manager, fiduciary or trustee of any affiliate of the Company or any other Enterprise.

(f) “Expenses” shall include all direct and indirect costs including, but not limited to, reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, advisory fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, bond premiums, the costs of collecting, processing, producing, and hosting electronic materials and documents, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Proceeding. Expenses also shall include expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent. The parties agree that for the purposes of any advancement of Expenses for which Indemnitee has made written request to the Company in accordance with this Agreement, all Expenses included in such request that are certified by affidavit of Indemnitee’s counsel as being reasonable shall be presumed conclusively to be reasonable.

(g) “Final Adjudication” shall mean a final judicial decision from which there is no further right to appeal.

(h) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of public companies, fiduciary duties, indemnity matters and corporation and limited liability company law, and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or the Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement, unless the party with whom counsel had a conflict of interest agrees, in such party’s sole discretion, to waive such conflict. The Company agrees to pay the reasonable fees of the Independent Counsel referred to above.

(i) “Proceeding” includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation (including any corporate internal investigation), inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Company or otherwise and whether civil, criminal, administrative or investigative, in which the Indemnitee was, is or will be involved as a party, witness or otherwise, by reason of the fact that the Indemnitee is or was an Enterprise Fiduciary, by reason of any action taken by the Indemnitee or of any inaction on the Indemnitee’s part while acting as an Enterprise Fiduciary, or by reason of the fact that the Indemnitee is or was serving at the request of the Company as a director, manager, officer, employee, agent or fiduciary of another limited liability company, corporation, partnership, joint venture, trust or other Enterprise; in each case whether or not the Indemnitee is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement; including one pending on or before the date of this Agreement, but excluding one initiated by the Indemnitee pursuant to Section 8 of this Agreement to enforce the Indemnitee’s rights under this Agreement.

2. Indemnification of the Indemnitee. The Company hereby agrees to indemnify the Indemnitee to the fullest extent permitted by applicable Delaware law as it currently exists and to such greater extent as applicable law may hereafter permit, with respect to claims asserted from and after the Effective Date, which claims relate to any act or alleged act of Indemnitee, or other event, regardless of whether any such act, alleged act or event occurred prior to or after the Effective Date, but subject to the limitations expressly provided in this Agreement. The Company shall be deemed to have requested the Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by the Indemnitee to the Company also imposes duties on, or otherwise involves services by the Indemnitee to the plan or participants or beneficiaries of the plan. In such case, the Indemnitee shall be deemed to be an “Enterprise Fiduciary.” Excise taxes assessed on the Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute “fines” within the meaning of Sections 2(a) and 2(b). In furtherance of the foregoing indemnification, and without limiting the generality thereof:

(a) Proceedings Other Than Proceedings by or in the Right of the Company. The Indemnitee shall be entitled to the rights of indemnification provided in this Section 2(a) to the extent that the Indemnitee was or is a party or is threatened to be made a party to, or otherwise requires representation of counsel in connection with, any Proceeding (other than an action by or in the right of the Company which is governed by Section 2(b) below) by reason of the fact that the Indemnitee is or was an Enterprise Fiduciary or by reason of any action alleged to have been taken or omitted in such capacity, against losses, Expenses, judgments, fines, damages, penalties, interest, liabilities and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with such Proceeding if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the Indemnitee’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the Indemnitee’s conduct was unlawful.

(b) Proceedings by or in the Right of the Company. The Indemnitee shall be entitled to the rights of indemnification provided in this Section 2(b) to the extent that the Indemnitee was or is a party or is threatened to be made a party to, or otherwise requires representation of counsel in connection with, any threatened, pending or completed action, suit or proceeding, by or in the right of the Company to procure a judgment in its favor by reason of the fact that the Indemnitee was or is an Enterprise Fiduciary, or by reason of any action alleged to have been taken or omitted in such capacity, against losses, Expenses, judgments, fines, damages, penalties, interest, liabilities and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with such action, suit or proceeding if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which the Indemnitee shall have been adjudged to be liable to the Company unless and only to the extent that the Indemnitee obtains a Final Adjudication that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such losses, Expenses, judgments, fines, damages, penalties, interest, liabilities or amounts paid in settlement, as applicable. Action taken or omitted by the Indemnitee with respect to any employee benefit plan in the performance of the Indemnitee’s duties for a purpose reasonably believed by the Indemnitee to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is in, or not opposed to, the best interests of the Company.

(c) Indemnification for Expenses of a Party Who is Wholly or Partly Successful. To the extent that the Indemnitee is successful, on the merits or otherwise, in any Proceeding, the Indemnitee shall be indemnified with respect to Expenses to the maximum extent permitted by this Agreement and by Delaware law if greater, against all Expenses actually and reasonably incurred by the Indemnitee or on the Indemnitee’s behalf in connection with the successful resolution of a Proceeding. If the Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify the Indemnitee against all Expenses actually and reasonably incurred by the Indemnitee or on the Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

3. Insurance.

(a) If available, the Company shall maintain an insurance policy or policies providing liability insurance for Enterprise Fiduciaries which is at least as favorable to the Indemnitee as the policy in effect on the Effective Date and for so long as the Indemnitee’s services are covered pursuant to this Agreement, regardless of whether the Company would have the power to indemnify such Enterprise Fiduciaries against such liability under the provisions of this Agreement; provided and to the extent that such insurance is available on a reasonable commercial basis, as determined by the Board. To the extent that the Company maintains an insurance policy or policies providing liability insurance for its Enterprise Fiduciaries, the Indemnitee shall be covered by such policy or policies to the maximum extent permitted under its or their terms. However, the Indemnitee shall continue to be entitled to the indemnification rights provided pursuant to this Agreement regardless of whether liability or other insurance coverage is at any time obtained or retained by the Company.

(b) In the event of and immediately upon a Change of Control, Company (or any successor to the interests of Company by way of merger, sale of assets, or otherwise) shall be obligated to continue, procure, and otherwise maintain in effect for a period of six (6) years from the date on which such Change of Control is effective a policy or policies of insurance (which may be a “tail” policy) (the “Change of Control Coverage”) providing Indemnitee with coverage for losses from alleged wrongful acts occurring on or before the effective date of the Change of Control. If such insurance is in place immediately prior to the Change of Control, then the Change of Control Coverage shall contain limits, retentions or deductibles, terms and exclusions that are no less favorable to Indemnitee than those set forth above. Each policy evidencing the Change of Control Coverage shall be non-cancellable by the insurer except for non-payment of premium. No such policy shall contain any provision that limits or impacts adversely any right or privilege of Indemnitee given by this Agreement.

4. Contribution.

(a) Whether or not the indemnification provided in Sections 2 and 3 hereof is available, in respect of any Proceeding in which the Company is jointly liable with the Indemnitee (or would be if joined in such Proceeding), the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such action, suit or proceeding without requiring the Indemnitee to contribute to such payment and the Company hereby waives and relinquishes any right of contribution it may have against the Indemnitee. The Company shall not enter into a settlement of any Proceeding in which the Company is jointly liable with the Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against the Indemnitee.

(b) Without diminishing or impairing the obligations of the Company set forth in Section 4(a), if, for any reason, the Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any Proceeding in which the Company is jointly liable with the Indemnitee (or would be if joined in such Proceeding), the Company shall contribute to the amount of Expense, judgments, fines and settlements actually and reasonably incurred and paid or payable by the Indemnitee in proportion to the relative benefits received by the Company and all officers, directors, managers or employees of the Company, other than the Indemnitee, who are jointly liable with the Indemnitee (or would be if joined in such Proceeding), on the one hand, and the Indemnitee, on the other hand, from the transaction from which such Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors, managers or employees of the Company other than the Indemnitee who are jointly liable with the Indemnitee (or would be if joined in such Proceeding), on the one hand, and the Indemnitee, on the other hand, in connection with the events that resulted in such Expense, judgments, fines or settlement amounts, as well as any other equitable considerations which the law may require to be considered. The relative fault of the Company and all officers, directors, managers or employees of the Company, other than the Indemnitee, who are jointly liable with the Indemnitee (or would be if joined in such Proceeding), on the one hand, and the Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.

(c) To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to the Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying the Indemnitee, shall contribute to the amount incurred by the Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and the Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, managers, officers, employees and agents) and the Indemnitee in connection with such event(s) and/or transaction(s).

5. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee is, by reason of the Indemnitee’s status as an Enterprise Fiduciary or a former Enterprise Fiduciary, a witness in any Proceeding to which the Indemnitee is not a party, the Indemnitee shall be indemnified by the Company against all Expenses actually and reasonably incurred by the Indemnitee or on the Indemnitee’s behalf in connection therewith.

6. Advancement of Expenses.

(a) Notwithstanding any other provision of this Agreement, the Company shall advance all Expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding to the fullest permitted by applicable Delaware law by reason of the fact that the Indemnitee is or was an Enterprise Fiduciary, within 20 days after the receipt by the Company of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by the Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of the Indemnitee to repay any Expenses advanced if it shall ultimately be determined by a Final Adjudication that the Indemnitee is not entitled to be indemnified against such Expenses. Indemnitee shall not be required to provide any documentation or information to the extent that the provision thereof would undermine or otherwise jeopardize attorney-client privilege. Any advances and undertakings to repay pursuant to this Section 6 shall be unsecured and interest free.

(b) The indemnification, advancement of Expenses and other provisions of this Section 6 are for the benefit of the Indemnitee, the Indemnitee’s heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other persons.

7. Procedures and Presumptions for Determination of Entitlement to Indemnification. It is the intent of this Agreement to secure for the Indemnitee rights of indemnity that are at least as favorable as those rights permitted under the Organizational Documents and public policy of the State of Delaware. Accordingly, the parties agree that the following procedures and presumptions shall apply in the event of any question as to whether the Indemnitee is entitled to indemnification under this Agreement.

(a) To obtain indemnification under this Agreement, the Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that the Indemnitee has requested indemnification. Any Expenses incurred by the Indemnitee in connection with his request for indemnification hereunder shall be borne by the Company. Notwithstanding the foregoing, any failure or delay in providing such request shall not relieve the Company of any liability that it may have to Indemnitee hereunder unless, and to the extent, that such failure actually prevents the Company from defending or assuming the defense of any such Proceeding.

(b) Upon written request by the Indemnitee for indemnification pursuant to the first sentence of Section 7(a) hereof, a determination with respect to the Indemnitee’s entitlement thereto shall be made in the specific case by one of the following four methods, which shall be at the election of the Board: (i) by a majority vote of the Disinterested Directors, even though less than a quorum, (ii) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum, (iii) if there are no Disinterested Directors or if the Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee, or (iv) if so directed by the Board, by the Company’s shareholders. Notwithstanding the foregoing, in the event that a Change of Control has occurred, a determination with respect to the Indemnitee’s entitlement to indemnification shall be made by Independent Counsel (selected by Indemnitee) in a written opinion to the Board of Directors of the Company, a copy of which shall be delivered to the Indemnitee.

(c) If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 7 hereof (except for in the case of a Change of Control), the Independent Counsel shall be selected as provided in this Section 7(c). The Independent Counsel shall be selected by the Board. The Indemnitee may, within 10 days after such written notice of selection shall have been given, deliver to the Company a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 1 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within 20 days after submission by the Indemnitee of a written request for indemnification pursuant to Section 7(a) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or the Indemnitee may petition the Chancery Court for resolution of any objection which shall have been made by the Indemnitee to the Company’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 7(b) hereof. The Company shall pay any and all reasonable fees and Expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 7(b) hereof, and the Company shall pay all reasonable fees and Expenses incident to the procedures of this Section 7, regardless of the manner in which such Independent Counsel was selected or appointed.

(d) The Company agrees that if there is a Change in Control of the Company (other than a Change in Control which has been approved by a majority of the Company’s Board of Directors who were directors immediately prior to such Change in Control) then with respect to all matters thereafter arising concerning the rights of the Indemnitee to indemnification under this Agreement or any other agreements, the Organizational Documents or any other document now or hereafter in effect relating to such indemnification, the Company shall seek legal advice only from Independent Counsel selected by Indemnitee. The Company agrees to pay the reasonable fees of the Independent Counsel referred to above and to indemnify fully such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(e) Neither the failure of the Company (including its Disinterested Directors, a committee of such directors, Independent Counsel, or its shareholders) to have made a determination prior to the commencement of a Proceeding that indemnification of the Indemnitee is proper in the circumstances under the applicable standard of conduct set forth in this Agreement, nor an actual determination by the Company (including its Disinterested Directors, a committee of such Disinterested Directors, Independent Counsel, or the Company’s shareholders) that the Indemnitee has not met the applicable standard of conduct shall create a presumption that the

Indemnitee has not met the applicable standard of conduct, or, in the case of a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of Expense hereunder, or brought by the Company to recover an advancement of Expense pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified or to such advancement of Expense, under this Section 7(e) or otherwise shall be on the Company.

(f) the Indemnitee shall be deemed to have acted in good faith if the Indemnitee’s action or inaction is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to the Indemnitee by the officers or managers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Enterprise. In addition, the knowledge and/or actions, or failure to act, of any other director, manager, officer, agent or employee of the Enterprise shall not be imputed to the Indemnitee for purposes of determining the right to indemnification under this Agreement. Whether or not the foregoing provisions of this Section 7(f) are satisfied, it shall in any event be presumed that the Indemnitee has at all times acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal Proceeding, that the Indemnitee had no cause to believe that the Indemnitee’s conduct was unlawful. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

(g) the Indemnitee shall cooperate with the person, persons or entity making such determination with respect to the Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitee and reasonably necessary to such determination. Any Independent Counsel or member of the Board shall act reasonably and in good faith in making a determination regarding the Indemnitee’s entitlement to indemnification under this Agreement. Any costs or Expense incurred by the Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to the Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold the Indemnitee harmless therefrom.

(h) The Company acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any action, claim or proceeding to which the Indemnitee is a party is resolved in any manner other than by adverse judgment against the Indemnitee (including, without limitation, settlement of such action, claim or proceeding with or without payment of money or other consideration) it shall be presumed that the Indemnitee has been successful on the merits or otherwise in such action, suit or proceeding. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

(i) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that the Indemnitee’s conduct was unlawful.

8. Remedies of the Indemnitee.

(a) If a claim under this Agreement is not paid in full by the Company within 60 days after a written claim has been received by the Company, except in the case of a claim for an advancement of Expenses, in which case the applicable period shall be 20 days, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an advancement of Expenses pursuant to the terms of an undertaking, the Indemnitee shall be entitled to be paid also the reasonable Expenses of prosecuting or defending such suit. In any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of Expenses) it shall be a defense that, in accordance with the procedures, presumptions and provisions set forth in this Agreement, the Indemnitee has not met any material applicable standard for indemnification set forth in this Agreement under procedures and provisions set forth herein. In any suit brought by the Company to recover an advancement of Expenses pursuant to the terms of an undertaking, the Company shall be entitled to recover such Expenses upon a Final Adjudication that the Indemnitee has not met any material applicable standard for indemnification set forth in this Agreement at the Effective Date.

(b) In the event that a determination shall have been made pursuant to Section 7(b) of this Agreement that the Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 8 shall be conducted in all respects as a de novo trial on the merits, and the Indemnitee shall not be prejudiced by reason of the adverse determination under Section 7(b).

(c) If a determination shall have been made pursuant to Section 7(b) of this Agreement that the Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 8, absent (i) a misstatement by the Indemnitee of a material fact, or an omission of a material fact necessary to make the Indemnitee’s misstatement not materially misleading in connection with the application for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d) In the event that the Indemnitee, pursuant to this Section 8, seeks a judicial adjudication of the Indemnitee’s rights under, or to recover damages for breach of, this Agreement, or to recover under any directors’ and officers’ liability insurance policies maintained by the Company, the Company shall pay on the Indemnitee’s behalf, in advance, any and all Expenses (of the types described in the definition of “Expenses” in Section 1 of this Agreement) actually and reasonably incurred by the Indemnitee in such judicial adjudication, regardless of whether the Indemnitee ultimately is determined to be entitled to such indemnification, advancement of Expenses or insurance recovery.

(e) The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 8 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement.

(f) Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding.

9. Non-Exclusivity; Insurance; Subrogation.

(a) The rights of indemnification, advancement of Expenses and other rights of the Indemnitee under this Agreement shall be in addition to any other rights to which an the Indemnitee may be entitled under any agreement, including (i) the Organizational Documents; (ii) pursuant to those rights adopted by any vote of the shareholders; (iii) as a matter of law; or (iv) otherwise, as to actions in the Indemnitee’s capacity as an Enterprise Fiduciary. No amendment or modification of this Agreement or of any provision hereof shall limit or restrict any right of the Indemnitee under this Agreement in respect of any action taken or omitted by such the Indemnitee in the Indemnitee’s capacity as an Enterprise Fiduciary prior to such amendment, alteration or repeal. To the extent that an amendment or modification of the Organizational Documents, whether by law, amendment or otherwise, or an amendment to Delaware law, permits greater indemnification than would be afforded currently under this Agreement, it is the intent of the parties hereto that the Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b) If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such claim to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(c) In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(d) The Company’s obligation to indemnify or advance Expenses hereunder to the Indemnitee who is or was serving at the request of the Company as an Enterprise Fiduciary to an Enterprise other than the Company shall be reduced by any amount the Indemnitee has actually received as indemnification or advancement of Expenses from such other Enterprise.

(e) Any indemnification pursuant to this Agreement shall be made only out of the assets of the Company, including any insurance purchased and maintained by the Company for such purpose, it being agreed that the Company’s shareholders shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Company to enable it to effectuate such indemnification.

(f) the Indemnitee shall not be denied indemnification in whole or in part under this Agreement because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement as in effect at the time of the transaction.

10. Exception to Right of Indemnification. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnity in connection with any claim made against the Indemnitee:

(a) for which payment has actually been made to or on behalf of the Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision; or

(b) for an accounting of profits made from the purchase and sale (or sale and purchase) by the Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of state statutory law or common law; or

(c) in connection with any Proceeding (or any part of any Proceeding) initiated by the Indemnitee, against the Company or its directors, managers, officers, employees or other indemnitees, unless (i) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation or (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law.

11. Duration of Agreement. All agreements and obligations of the Company contained herein shall continue until six years after the Indemnitee has ceased to be an Enterprise Fiduciary of the Company (or is or was serving at the request of the Company as an Enterprise Fiduciary another Enterprise) and shall continue thereafter so long as the Indemnitee shall be subject to any Proceeding (or any proceeding commenced under Section 7 hereof) by reason of the fact that the Indemnitee is or was an Enterprise Fiduciary, whether or not the Indemnitee is acting or serving in any such capacity at the time any liability or Expense is incurred for which indemnification can be provided under this Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), assigns, spouses, heirs, executors and personal and legal representatives.

12. Security. To the extent requested by the Indemnitee and approved by the Board, the Company may at any time and from time to time provide security to the Indemnitee for the Company’s obligations hereunder through an irrevocable bank line of credit or other collateral. Any such security, once provided to the Indemnitee, may not be revoked or released without the prior written consent of the Indemnitee.

13. Enforcement.

(a) The Company expressly confirms and agrees that it has entered into this Agreement and assumes the obligations imposed on it hereby in order to induce the Indemnitee to serve as a director of the Company, and the Company acknowledges that the Indemnitee is relying upon this Agreement in serving as such Enterprise Fiduciary of the Company.

(b) This Agreement and the Organizational Documents constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

14. Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. Without limiting the generality of the foregoing, this Agreement is intended to confer upon the Indemnitee indemnification rights to the fullest extent not prohibited by law. In the event any provision hereof conflicts with any applicable law, such provision shall be deemed modified, consistent with the aforementioned intent, to the extent necessary to resolve such conflict.

15. Modification and Waiver. No supplement, modification, termination or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

16. Notice By the Indemnitee. the Indemnitee agrees promptly to notify the Company in writing upon being served with or otherwise receiving any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification covered hereunder. The failure to so notify the Company shall not relieve the Company of any obligation which it may have to the Indemnitee under this Agreement or otherwise unless and only to the extent that such failure or delay materially prejudices the Company.

17. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent:

(e) To the Indemnitee at the address set forth below the Indemnitee signature hereto.

To the Company at:

Roan Resources, Inc.

14701 Hertz Quail Springs Pkwy

Oklahoma City, OK 73134

Fax: 405-753-9041

Attention: General Counsel

or to such other address as may have been furnished to the Indemnitee by the Company or to the Company by the Indemnitee, as the case may be.

18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

19. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

20. Governing Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. The Company and the Indemnitee hereby irrevocably and unconditionally (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court and not in any other state or federal court in the United States of America or any court in any other country, (b) consent to submit to the exclusive jurisdiction of the Chancery Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (c) appoint, to the extent such party is not otherwise subject to service of process in the State of Delaware, irrevocably The Corporation Trust Company, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801 (as such address may be changed from time to time by such agent) as its agent in the State of Delaware as such party’s agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware, (d) waive any objection to the laying of venue of any such action or proceeding in the Chancery Court, and (e) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Chancery Court has been brought in an improper or inconvenient forum.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

ROAN RESOURCES, INC.

By:	/s/ David Edwards
Name:	David Edwards
Title:	Chief Financial Officer

INDEMNITEE

/s/ Evan Lederman
Evan Lederman

Address:

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